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                                                                     EXHIBIT 10
EXHIBIT A


                                   CRANE CO.
                          RESTRICTED STOCK AWARD PLAN
                       (As Amended through May 10, 1993)

1.  PURPOSES OF THE PLAN

     The 1988 Restricted Stock Award Plan (the "Plan") for key officers and employees of Crane Co. (the "Company") is intended to attract and retain employees of the Company and its subsidiaries who are and will be contributing to the success of the business; to motivate and reward outstanding employees who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success; to provide competitive incentive compensation opportunities; and to further opportunities for stock ownership by such employees in order to increase their proprietary interest in the Company and to increase their personal interest in its continued success. Accordingly, the Company may, from time to time, on or before May 30, 1998, grant to selected key officers and employees ("Participants") awards of shares of Common Stock par value $1.00, of the Company ("Common Stock") subject to the terms and conditions hereinafter provided.

2.  ADMINISTRATION OF THE PLAN

     This Plan shall be administered by the Organization and Compensation Committee of the Board of Directors of the Company or by such other Committee composed of at least three members of the Board of Directors of the Company as may be designated by the Board. Such Committee (the "Committee") is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate. No member of the Committee shall be eligible to participate in, and no person shall become a member of the Committee if within one year prior thereto he or she shall have been eligible to participate in this Plan or any other plan of the Company or any of its affiliates (other than the 1988 Non-Employee Director Restricted Stock Plan) entitling the participants therein to acquire stock, stock options, stock appreciation rights or restricted stock of the Company or any of its affiliates. Decisions of the Committee in connection with the administration of the Plan shall be final, conclusive and binding upon all parties, including the Company, stockholders and employees.

     The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No member shall receive

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compensation with respect to his services for the Committee except as may be authorized by the Board of Directors. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or awards made thereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     Subject to the terms, provisions and conditions of this Plan as set forth herein, the Committee shall have sole discretion and authority:

     (a) to select the key officers and employees to receive awards under the Plan (it being understood that more than one award may be granted to the same person);

     (b) to determine the number of shares to be awarded each recipient;

     (c) to determine the restrictions as to period and the market value threshold applicable to each award;

     (d) to determine the time or times when awards may be granted and any additional terms and conditions which may be placed upon receiving such award; and

     (e) to prescribe the form of agreement, legend or other instruments evidencing any awards granted under this Plan.

     "With respect to any outstanding awards, the Committee shall have sole discretion and authority to modify at any time the restriction as to period (as well as any schedule of installments for the lapse thereof), the market value threshold applicable thereto, the terms and conditions placed thereon, and the form of agreement, legend or other instrument evidencing such award provided that no such modification shall increase the benefit under such award beyond that which the Committee could have originally granted at the time of the award, or shall impair the rights of any participant under such award except in accordance with the Plan, or any applicable agreement, or applicable law, or with consent of the participant."

3.  STOCK SUBJECT TO THE PLAN

     The aggregate number of shares of Common Stock which may be awarded under the Plan shall not exceed 1,000,000 shares provided, however, effective May 10, 1993 the maximum number of shares which may be awarded under the Plan shall be increased so that the number of shares available for grant under the Plan on and after that date shall be 500,000 shares. Shares to be awarded under this Plan shall be made

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available, at the discretion of the Board of Directors, either from the authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares purchased in the open market. If any shares of Common Stock awarded under the Plan are reacquired by the Company in accordance with Section 6(c) of the Plan, such shares shall again become available for use under the Plan and shall be regarded as not having been previously awarded.

4.  ELIGIBILITY

     Restricted stock shall be awarded only to key officers and employees of the Company or of a subsidiary of the Company. The term "employees" shall include officers as well as other employees of the Company and its subsidiaries and shall include directors who are also employees of the Company or of a subsidiary of the Company.

5.  AWARDS AND CERTIFICATES

     (a) The prospective recipient of an award of restricted stock shall not, with respect to such award, be deemed to have become a participant or to have any rights with respect to such award until and unless such recipient shall have executed an agreement or other instrument evidencing the award and delivered a fully executed copy thereof to the Company and otherwise complied with the then applicable terms and conditions.

     (b) Each participant shall be issued a certificate in respect of shares of restricted stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 1988 Restricted Stock Award Plan of Crane Co. and an Agreement entered into between the registered owner and Crane Co. Copies of such Plan and Agreement are on file in the offices of Crane Co., 100 First Stamford Place, Stamford, CT 06902."

     (c) All certificates for restricted stock delivered under this Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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     (d)  The Committee may adopt rules which provide that the stock certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the restrictions thereon shall have lapsed and may require, as a condition of any award, that the participant shall have delivered a stock power endorsed in blank relating to the stock covered by such award.

     (e) Recipients of awards under this Plan are not required to make any payment or provide consideration other than the rendering of services.

     (f) The Committee will have the discretion, as to any award, to award a separate cash amount, payable to the participant at the time when the forfeiture restrictions on the restricted stock lapse or at such earlier time as a participant may elect to be taxed with respect to such restricted stock equal to
(i) the federal income tax and golden parachute excise tax (if any) payable with respect to the lapse of such restrictions or with respect to such election, divided by (ii) one (1) minus the total effective federal income and excise tax rate applicable as a result of the lapse of such restrictions or a result of such election.

6.  RESTRICTIONS AND FORFEITURES

     The shares of Common Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

     (a) Subject to subparagraph (d) hereof, commencing with the date of each award (the "Restriction Period"), the participant will not be permitted to sell, transfer, pledge or assign restricted stock awarded under this Plan until the expiration of the period set by the Committee or until the Common Stock attains a threshold market value established by the Committee at the date of the award, whichever is earlier. Within these limits the Committee may provide at the time of the award for the lapse of such restrictions in installments where deemed appropriate.

     (b) Except as provided in Section 6(a), the participant shall have with respect to the restricted stock all of the rights of a shareholder of the Company, including the right to vote the shares and receive dividends and other distributions.

     (c) Subject to the provisions of Section 6(d), unless otherwise determined by the Committee, upon termination of employment for any reason during the restriction period, all shares still subject to restriction shall be forfeited by the participant and will be reacquired by the Company.

     (d)  In the event of a participant's retirement, permanent total

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disability, or death or in the event of a change in control, all remaining restrictions will lapse with respect to such participant's restricted stock. In addition, in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's restricted stock. For purposes of this Plan, the term "change in control" shall mean (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the Company's Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") of 20% or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3, (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company (vi) the date upon which the individuals who constitute the Board of Directors of the Company (the "Board") as of April 25, 1988 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date who election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule l4a-ll of Regulation l4A promulgated under the Exchange Act) shall be for purposes of this agreement, considered as though such person were a member of the Incumbent Board.

     (e) Notwithstanding the other provisions of this Section 6, the Committee may adopt rules which would permit a gift by a participant of restricted stock to a spouse, child, stepchild, grandchild or legal dependent or to a Trust whose beneficiary or beneficiaries shall be either such a person or persons or the participant.

     (f)  Any attempt to dispose of restricted stock in a manner

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contrary to the restrictions shall be ineffective.

     (g) Nothing in this Section 6 shall preclude a participant from exchanging any restricted stock for any other shares of Crane Common Stock that are similarly restricted.

7.  TERMINATION AND AMENDMENT

     The Board of Directors may amend, suspend or terminate the Plan at any time, provided that no such modification without the approval of shareholders shall:

     (a) materially increase the benefits accruing to participants under the Plan or materially increase the maximum number of shares of Common Stock which are available for awards under the Plan;

     (b) extend the period during which awards may be granted under the Plan beyond May 30, 1998; or

     (c) impair the rights of any participant under any then outstanding award, except in accordance with the Plan or any applicable agreement or applicable law or with consent of the participant; or otherwise materially change the requirements for eligibility under the Plan, except that any such increase or modification that results from adjustments authorized by Section 8(a) does not require such approval.

8.  MISCELLANEOUS

     (a) In the event that the number of outstanding shares of Common Stock of the Company shall be changed by reason of split-ups or combinations of shares or recapitalizations or by reason of stock splits, distributions or dividends, the number of shares for which awards of restricted stock may be granted under this Plan shall be appropriately adjusted as determined by the Board of Directors so as to reflect such change.

     (b) No employee or other person shall have any claim or right to be granted shares of restricted stock under the Plan, and neither the Plan nor any action taken thereunder shall be construed as giving any participant, recipient, employee or other person any right to be retained in the employ of the Company.

     (c) Income realized as a result of an award of restricted stock shall not be included in the participant's earnings for the purpose of any benefit plan in which the participant may be enrolled or for which the participant may become eligible unless otherwise specifically provided for in such plan.

     (d) The Company shall have the right to require the participant to pay to the Company the cash amount of any taxes which the Company is

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required to withhold provided that anything contained herein to the contrary notwithstanding, the committee may accept stock received in connection with the award being taxed or otherwise previously acquired in satisfaction of withholding requirements.

     (e) Each award of restricted stock shall be evidenced by a written agreement, executed by the employee and the Company, containing such restrictions, terms and conditions as the Committee may require.

9.  TERM OF PLAN

     This Plan shall be submitted to the shareholders of the Company at the Annual Meeting in 1988 and, if approved by the shareholders, shall become effective April 25, 1988. No shares shall be awarded under the Plan after May 30, 1998.

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EXHIBIT B

                                   CRANE CO.
                             NON-EMPLOYEE DIRECTOR
                             RESTRICTED STOCK PLAN
                       (As Amended through May 10, 1993)

     l. PURPOSE: The purposes of the 1988 Non-Employee Director Restricted Stock Plan (the "Plan") are to attract and retain well-qualified persons for service as directors of Crane Co. (the "Company") to provide directors through the payment of a portion of directors fees in shares of the Company Common stock, $1.00 par value ("Common Stock"), with the opportunity to increase their proprietary interest in the Company and thereby to increase their personal interest in the Company's continued success.

     2. ADMINISTRATION: Responsibility and authority to administer and interpret the provisions of this Plan shall be conferred upon a committee of at least three persons (all of whom shall be persons not eligible to participate in the Plan) having full authority to act (the "Committee"). The members of the Committee shall be the Chairman of the Board (provided that he is not eligible to be a participant under the Plan), the Vice President Finance of the Company, and at least one additional disinterested person to be elected by the Chairman. The Committee shall record its proceedings under the Plan.

     The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board of Directors. All actions taken and all interpretations and determinations made by the committee in good faith shall be final and binding upon all employees who have received awards, the Company and other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to the Plan or awards made thereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     3. ELIGIBILITY: All directors of the Company who are not full-time employees of the Company shall be participants in the Plan.

     4. AWARDS: Directors shall be entitled to an annual director's fee which is not dependent upon attendance at meetings (the "Base Fee"). The Base Fee shall be payable in stock and cash as provided hereunder. The stock portion of the Base Fee shall be determined pursuant to this SECTION 4. At the Company's Annual Meeting each calendar year, each eligible director shall be awarded
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the number of full shares of Common stock of the Company (rounded to the nearest ten shares) determined by dividing (i) the dollar amount equal to the excess of
(a) the Base Fee then in effect over (b) $15,000 by (ii) by the average of the high and low prices of a share of Common Stock on the New York Stock Exchange-Consolidated Trading on the day preceding the award date, or, if no sale of Common Stock has been recorded on such date, then on the next preceding date on which a sale was so made (the "Fair Market Value"). Each such award shall be evidenced by a written agreement, executed by the director and the Company, containing such restrictions, terms and conditions as the Committee may require.

     A director who becomes a member of the Board of Directors after the Annual Meeting in any year shall be awarded a prorated number of full shares of Common Stock based on an allocation of such director's annual fee based on the number of full months of service for that year. The price of Common Stock to be used in determining the number of shares of Common Stock to which such director shall be entitled for such year shall be the Fair Market Value of a share of Common Stock, on the day next preceding the date of the director's election to the Board.

     5.  VESTING:

          (a) An award of Common Stock is forfeitable if the director ceases to remain a member of the Board of Directors until the Annual Meeting of the year following the year of the award, except in the case of death or disability (as determined by the Committee), which disability renders the director unable to continue to serve the Company or upon a change of control of the Company as set forth in Paragraph 5(b) hereof. In the event of death or disability, an allocated portion of the award for the year of death or disability, based on the number of full months of service, shall become non-forfeitable and distributable as of the date of such death or disability. Shares which are forfeited may be regranted.

          (b) Notwithstanding anything else herein, all restrictions on any Common Stock that may have been awarded to a director hereunder shall lapse in the event of a "change in control." For purposes of this Plan, the term "change in control" shall mean (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the Company's Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a Schedule l3D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule l3d-3 under the Securities Exchange Act of l934 ("Exchange Act") of 20% or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule l3d-3, (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common stock of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company or
(vi) the date upon which individuals who constitute the Board of Directors of the Company (the "Board") as of April 25, 1988 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule l4a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purpose of this Agreement, considered as though such person were a member of the Incumbent Board.

     6. TERMS AND CONDITIONS: The difference between the Base Fee and the portion of such Base Fee awarded under the Plan in Common Stock (valued at Fair Market Value) shall be paid to directors in cash on a monthly basis.

     Until such time as the risk of forfeiture lapses or, the shares awarded are forfeited, a director has the right to vote and to receive dividends on and other distributions with respect to the shares awarded.

     At such time as the risk of forfeiture lapses, a director's Common Stock will have all the rights of any other Common stock. No payment will be required from the director upon the issuance or delivery of any restricted stock, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such stock provided that anything contained herein to the contrary notwithstanding, the Committee may accept stock received in connection with the award being taxed or otherwise previously acquired in satisfaction of withholding requirements.

     No shares may be sold or transferred (including, without limitation, transfer by gift or donation) during the period ending on the fifth anniversary of the date of the award or the departure or resignation of the director from the Board whichever is earlier; except with regard to shares which vest as a result of death or disability (sales, assignments, or transfer of which will not be permissible in the absence of an effective registration statement covering such shares or an opinion of counsel for the Company, that such registration is not required by reason of an exemption from the Securities Act of 1933) or upon a change of control of the Company (as defined in Section 5(b) hereof), at which time all restrictions on transfer shall lapse.

     Up to 50,000 common shares of the Company may be issued pursuant to this Plan provided, however, effective May 10, 1993 the maximum number of shares which may be awarded under the Plan shall be increased so that the number of shares available for grant under the Plan on and after that date shall be 50,000 shares. Shares of Common Stock issued pursuant to the Plan may be drawn from authorized but unissued shares or from treasury, as determined by the Committee. Such shares will not be registered under the Securities Act of 1933, as amended (the "Act") and will be "restricted securities" as defined in the Act or rules promulgated thereunder. Such shares may not be sold, assigned, transferred or otherwise disposed of in the absence of an effective registration statement covering such shares, or an opinion of counsel for the Company that such registration is not required by reason of an exemption available under the Act. Certificates for shares issued under the Plan shall bear an appropriate legend reflecting such restrictions.

     Prior to termination of the restriction on sale and transfer provided herein, the certificates for the shares awarded pursuant to the Plan will be held by the Company's Treasurer in custody for the Director.

     The Committee shall appropriately adjust the number of shares for which awards may be granted pursuant to the Plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization.

     7. AMENDMENT OR DISCONTINUANCE: The Board of Directors of the Company may at any time amend, rescind or terminate the Plan, as it shall deem advisable; provided, however, (i) that no change may be made in Awards theretofore granted under the Plan which would impair participants' rights without their consent, and (ii) that no amendment to the Plan shall be made without approval of the Company's stockholders if the effect of such amendment would be to (a) materially increase the number of shares reserved for issuance hereunder or benefits accruing to participants under the Plan; (b) materially change the requirements for eligibility under Section 3 hereof, (c) materially modify the method for determining the number of shares awarded under Section 4 hereof; except that any such increase or modification that results from adjustments authorized by the last paragraph of Section 6 shall not require such approval.

     8. EFFECTIVE DATE AND TERM OF PLAN: The Plan shall become effective as of April 25, 1988 and shall remain in effect until May 30, 1998. Awards granted prior to such termination, shall, notwithstanding termination of the Plan, continue to be effective and shall be governed by the Plan.

   9. GOVERNING LAW: This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware pertaining to contracts made and to be performed wholly within such jurisdiction.